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                                                                    Exhibit 10-O

                               FORD MOTOR COMPANY
                            DIRECTORS LIFE INSURANCE
                          AND OPTIONAL RETIREMENT PLAN
                       (as amended as of January 1, 1993)


SECTION 1. INTRODUCTION. This Plan has been established for the purpose of providing Eligible Directors, and Eligible Retired Directors, as herein defined, with life insurance and optional retirement benefits under certain circumstances. The Plan is an expression of the Company's present policy with respect to those Company directors and retired directors who meet the eligibility requirements set forth below; it is not a part of any contract of employment and no director or other person shall have any legal or other right to any benefit under the Plan. The Company reserves the right to terminate, amend or modify the Plan, in whole or in part, at any time without notice.


SECTION 2.  DEFINITIONS.  As used in this Plan:

         a. "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         b.  "COMPANY" shall mean Ford Motor Company.

         c. "DIRECTOR SERVICE" shall mean years of service as a member of the Board of Directors, not exceeding one year in any calendar year.

         d.  "EFFECTIVE DATE" means November 1, 1985.

         e. "ELIGIBLE DIRECTOR" shall mean a member of the Board of Directors on or after the Effective Date who is not a Company employee and has not retired from Company employment on or after December 1, 1977.

         f. "ELIGIBLE RETIRED DIRECTOR" shall mean a Retirement Eligible Director who shall have retired from the Board of Directors.

         g. "NORMAL RETIREMENT AGE" shall mean the date of the annual stockholders meeting of the Company immediately following the Retirement Eligible Director's attainment of age 70. "NORMAL RETIREMENT DATE" shall mean the first day of the first calendar month coincident with or next following such Retirement Eligible Director's Normal Retirement Age.

         h.  "PLAN YEAR" shall mean a calendar year.

         i. "RETIREMENT ELIGIBLE DIRECTOR" shall mean an Eligible Director who has completed at least five years of Director Service and has attained age 55.
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SECTION 3.  BENEFIT.

         (a) LIFE INSURANCE. Except as otherwise provided in Section 3(b) immediately below, an Eligible Director or Eligible Retired Director shall be entitled to life insurance in the amount of $200,000.

         (b) OPTIONAL DEATH AND RETIREMENT BENEFITS. A Retirement Eligible Director meeting the eligibility requirements set forth in Section 3(b)(1) or (2) below may elect optional death and retirement benefits described in Section 3(b)(3) below in lieu of the life insurance described in Section 3(a) immediately above, as follows:

                 (1)  NORMAL RETIREMENT DATE.   A Retirement Eligible Director
                 whose Normal Retirement Date occurs after the Effective Date may elect the optional death and retirement benefit described in Section 3(b)(3) below. The election must be made before December 31 of the Plan Year immediately preceding the Plan Year in which such director's Normal Retirement Date would occur.

                 (2) RESIGNATION PRIOR TO NORMAL RETIREMENT DATE. A Retirement Eligible Director who resigns from the Board of Directors on or after January 1, 1993 and prior to such director's Normal Retirement Date may elect the optional death and retirement benefit described in Section 3(b)(3) below, with approval of the Board of Directors. The election must be made before December 31 of the Plan Year immediately preceding the Plan Year in which the resignation would become effective, unless the Board of Directors determines it is impracticable to do so.

                 (3) BENEFIT. The optional death and retirement benefit shall be as follows:

                          (i)  life insurance in the amount of $100,000, plus

                          (ii) a monthly benefit, payable to such director during such director's lifetime, in the amount of $1,250 per month, beginning,

                                  (A) with respect to a Retirement Eligible
                                  Director who has made the election in
                                  accordance with Section 3(b)(1) above, on such director's Normal Retirement Date; or

                                  (B) with respect to a Retirement Eligible
                                  Director who has made the election in
                                  accordance with Section 3(b)(2) above, on the first day of the calendar month coincident with or next succeeding such director's resignation date.

                 (4) WAIVER OF CONVERSION RIGHTS. A Retirement Eligible Director who makes the election provided in this Section 3(b) must waive any right to the conversion of the reduction in the amount of the life insurance.

                 (5) IRREVOCABLE ELECTION. The elections described in Sections 3(b)(1) and (2) above become irrevocable as follows:
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                          (i) with respect to a Retirement Eligible Director
                          who has made the election in accordance with Section 3(b)(1) above, the election becomes irrevocable as of the end of the Plan Year prior to the Plan Year in which such director's Normal Retirement Date would occur; provided that if such director resigns from the Board of Directors or dies after making such election but before such director's Normal Retirement Date, the option provided in Section 3(b)(1) shall be cancelled and the life insurance described in
                          Section 3(a) above shall be applicable;

                          (ii) with respect to a Retirement Eligible Director who has made the election in accordance with Section 3(b)(2) above, the election becomes irrevocable as of the end of the Plan Year prior to the Plan Year in which such director's resignation becomes effective, unless the Board of Directors made a determination of impracticability, as provided in Section 3(b)(2), in which event the election becomes irrevocable as of the effective date of the resignation; provided that if such director dies after making such election but before such director's resignation becomes effective, the option provided in Section 3(b)(2) shall be cancelled and the life insurance described in Section 3(a) above shall be applicable.

SECTION 4.  PAYMENTS.  The life insurance described in Section 3(a) or 3(b)
(3)(i) shall be provided by the purchase from an insurance carrier of an insurance contract upon terms and conditions approved by the Executive Vice President and Chief Financial Officer or the Vice President-Finance and Treasurer or the designee of either such officer. The retirement benefits provided in Section 3(b) (3)(ii) shall be payable out of the Company's general funds beginning on the date described in Section 3(b)(3)(ii)(A) or (B), as applicable, and shall cease at the end of the month in which such Eligible Retired Director dies.

SECTION 5. DESIGNATION OF BENEFICIARY. The death benefits payable under the life insurance described in Section 3(a) or 3(b) (3)(i) shall be paid to the Eligible Director's or Eligible Retired Director's designated beneficiary, as applicable, or if there is no such beneficiary shall be paid in accordance with the provisions of the life insurance contract.

SECTION 6. ADMINISTRATION AND INTERPRETATION. The Vice-President - Employee Relations and the Vice President-Finance and Treasurer shall have full power and authority on behalf of the Company to administer and interpret the Plan. All decisions with respect to the administration and interpretation of the Plan shall be final and shall be binding upon all persons.

SECTION 7. AMENDMENTS AND TERMINATION. The Board of Directors of the Company shall have the right at any time to amend, modify, discontinue or terminate this Plan in whole or in part; provided, however, that no such action shall deprive the beneficiary or estate of life insurance proceeds with respect to an Eligible Director or Eligible Retired Director who shall have died prior to the date of such action by the Board of Directors.